Exhibit 99.1
SUNAIR SERVICES CORPORATION REPORTS FISCAL FIRST
QUARTER FINANCIAL RESULTS
Revenues from Continuing Operations for Year Increased 6.5% Over Prior Year’s
Fort Lauderdale, FL — February 14, 2008— Sunair Services Corporation (AMEX: SNR) announced its results for its fiscal first quarter ended December 31, 2007 by filing its Quarterly Report on Form 10-Q with the Securities Exchange Commission.
Revenues for the first quarter ended December 31, 2007 were $15.9 million from continuing operations, compared to revenues of $14.9 million for the quarter ended December 31, 2006. The Company reported losses from continuing operations of $2.1 million and $1.0 million for the quarters ended December 31, 2007 and 2006, respectively or losses of $0.16 and $0.05 per basic and diluted shares for the quarters ended December 31, 2007 and 2006, respectively.
Management will conduct a conference call to review the Company’s financial and operating results. The conference call is scheduled for 3:30 p.m. ET on Wednesday, February 20, 2008. Parties interested in listening to the conference call should call 800-366-3908 or 303-262-2142. The pass code is 11109148# for those unable to listen at that time, a replay of the call will be available through February, 27, 2008 at 303-590-3000 or 800-405-2236. The pass code is 11109148#.
SNR — E
ABOUT SUNAIR
Sunair Services Corporation, a Florida corporation, through its wholly owned subsidiary, Middleton Pest Control, Inc., with headquarters located in Orlando, Florida, provides lawn and pest control services to both residential and commercial customers. Middleton provides essential pest control services and protection against termites and insects to homes and businesses. In addition, Middleton supplies lawn care services to homes and businesses, which includes fertilization treatments and protection against disease, weeds and insects for lawns and shrubs. Through a subsidiary, Sunair also is involved in the telephone communications business. For more information about Sunair, please visit http://www.sunairservices.com.
Information Regarding Forward Looking Statements
Some of the statements in this press release, including those that contain the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “should,” “intend” and other similar expressions, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or those of our industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements include the inability to consummate future acquisitions or pursue growth opportunities, the inability to integrate acquisitions, the inability to raise additional capital to finance expansion, the risks inherent in the entry into new geographic markets, changes in regulatory conditions, competition, risks associated with general economic conditions and other factors included in Sunair’s filings with the SEC. Copies of Sunair’s SEC filings are available from the SEC or may be obtained upon request from Sunair. Sunair does not undertake any obligation to update the information contained herein, which speaks only as of this date.
-Financial Tables Follow-

SUNAIR SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND SEPTEMBER 30, 2007
(UNAUDITED)

	December 31, 2007	September 30, 2007
ASSETS
CURRENT ASSETS:

Cash and cash equivalents	$1,366,757	$2,781,838
Accounts receivable, net	5,439,666	3,481,064
Inventories, net	1,601,180	1,826,636
Prepaid and other current assets	1,679,786	2,185,909

Total Current Assets	10,087,389	10,275,447

PROPERTY, PLANT, AND EQUIPMENT, net	2,193,662	2,118,552

OTHER ASSETS:

Note receivable	2,000,000	2,000,000
Software costs, net	306,714	359,375
Customer list, net	10,250,006	10,958,234
Goodwill	62,112,528	60,675,353
Other assets	446,774	390,294

Total Other Assets	75,116,022	74,383,256

TOTAL ASSETS	$87,397,073	$86,777,255

SUNAIR SERVICES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND SEPTEMBER 30, 2007
(UNAUDITED)

	December 31, 2007	September 30, 2007
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Accounts payable	$2,827,660	$2,346,395
Accrued expenses	3,202,532	4,263,674
Unearned revenues	789,734	952,417
Customer deposits	2,896,919	3,166,264
Notes payable, current portion	392,540	409,029

Total Current Liabilities	10,109,385	11,137,779

LONG TERM LIABILITIES:

Notes payable, net of current portion	6,129,630	5,545,456
Note payable -related party	5,000,000	5,000,000
Revolving line of credit	9,832,796	6,732,796

Total Long Term Liabilities	20,962,426	17,278,252

TOTAL LIABILITIES	31,071,811	28,416,031

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS’ EQUITY:

Preferred stock, no par value, 8,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.10 par value, 100,000,000 shares authorized, 13,091,088 and 13,007,559 shares issued and outstanding at September 30, 2007 and 2006, respectively	1,309,110	1,309,110
Additional paid-in capital	52,520,449	52,378,437
Retained earnings	2,471,194	4,585,007
Accumulated other comprehensive gain — cumulative translation adjustment	24,509	88,670

Total Stockholders’ Equity	56,325,262	58,361,224

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$87,397,073	$86,777,255

SUNAIR SERVICES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 AND 2006
(UNAUDITED)

	2007	2006
SALES
Lawn and pest control services sales	$13,448,897	$12,388,515
Telephone communications sales	2,471,204	2,559,088

	15,920,101	14,947,603

COST OF SALES
Lawn and pest control services sales	4,966,956	4,561,766
Telephone communications sales	1,152,144	1,486,264

	6,119,100	6,048,030

GROSS PROFIT	9,801,001	8,899,573

SELLING AND ADMINISTRATIVE EXPENSES	11,593,761	9,637,073

LOSS FROM OPERATIONS	(1,792,760)	(737,500)

OTHER INCOME (EXPENSES):
Interest income	53,904	67,774
Interest expense	(379,627)	(288,323)
Gain on disposal of assets	4,670	(21,706)

Total Other Income (Expenses)	(321,053)	(242,255)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(2,113,813)	(979,755)

INCOME TAX BENEFIT	—	317,303

LOSS FROM CONTINUING OPERATIONS	(2,113,813)	(662,452)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF INCOME TAX (PROVISION) FOR OR BENEFIT OF $0 AND $769,703 IN 2007 AND 2006, RESPECTIVELY	—	1,262,143

NET LOSS	$(2,113,813)	$599,691

BASIC AND DILUTED INCOME (LOSS) PER SHARE:
CONTINUING OPERATIONS	$(0.16)	$(0.05)

DISCONTINUED OPERATIONS	$—	$0.10

NET LOSS	$(0.16)	$0.05

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC and DILUTED	13,091,088	13,017,233